Exhibit 99.1

Staples Successfully Completes Tender Offer for Outstanding Shares of Essendant

FRAMINGHAM, Mass. and DEERFIELD, Ill., Jan. 31, 2019 /PRNewswire/ -- Staples, Inc. (“Staples”) and Essendant Inc. (NASDAQ: ESND) (“Essendant”) today announced the successful completion of the previously announced tender offer by Egg Merger Sub Inc. (“Egg Merger Sub”) and Egg Parent Inc. (“Egg Parent”), affiliates of Staples, to acquire all outstanding shares of Essendant common stock at a purchase price of $12.80 per share, net to the seller in cash, without interest, subject to any deduction or withholding of taxes required by applicable law.

The tender offer expired at 6:00 p.m., New York City time, on January 30, 2019. As of the expiration of the tender offer, 25,794,684 shares of Essendant common stock were validly tendered and not properly withdrawn pursuant to the tender offer (excluding 901,097 shares tendered pursuant to guaranteed delivery procedures but not yet delivered). The shares tendered in the tender offer represent, together with the 4,203,631 shares already owned by Egg Parent, Egg Merger Sub or any of their respective “affiliates” (as defined by Section 251(h)(6) of the General Corporation Law of the State of Delaware (the “DGCL”)), approximately 79.7% of the outstanding shares of Essendant common stock.

Each of the conditions of the tender offer has been satisfied (or validly waived) and Egg Merger Sub has accepted for payment, and will promptly pay for, all shares validly tendered and not properly withdrawn pursuant to the tender offer in accordance with the terms of the tender offer.

As a result of its acceptance of the shares tendered in the tender offer, Egg Merger Sub has acquired a sufficient number of shares of Essendant common stock to close the merger of Egg Merger Sub with and into Essendant without the affirmative vote of Essendant’s stockholders pursuant to Section 251(h) of the DGCL. The merger is expected to be completed today. Each share of Essendant common stock that is outstanding immediately prior to the completion of the merger (other than (i) shares owned, directly or indirectly, by Egg Parent, Essendant (including shares held as treasury stock) or Egg Merger Sub, (ii) shares subject to Essendant’s equity compensation awards and (iii) shares owned by Essendant’s stockholders who have perfected their statutory rights of appraisal pursuant to Section 262 of the DGCL) will be converted automatically into the right to receive an amount in cash equal to the same $12.80 purchase price per share, net to the seller in cash, without interest, subject to any deduction or withholding of taxes required by applicable law, that was offered in the tender offer. Upon completion of the merger, Essendant will become a wholly owned subsidiary of Egg Parent and Essendant common stock will cease trading on Nasdaq.

About Essendant

Essendant is a leading national distributor of workplace items, with 2017 net sales of $5.0 billion. The company provides access to a broad assortment of over 170,000 items, including janitorial and breakroom supplies, technology products, traditional office products, industrial supplies, cut sheet paper products, automotive products and office furniture. Essendant serves a diverse group of customers, including independent resellers, national resellers and e-commerce businesses. Essendant’s network of distribution centers enables it to ship most products overnight to more than ninety percent of the U.S.

About Staples

Staples brings technology and people together in innovative ways to consistently deliver products, services and expertise that elevate and delight customers. Staples is in business with businesses and is passionate about helping businesses work better. Headquartered outside of Boston, Mass., Staples operates primarily in North America. More information about Staples is available at https://www.staples.com.

Forward-Looking Statements

This press release contains forward-looking statements, including, without limitation, the statements made with respect to the tender offer and related transactions, including the benefits expected from the acquisition and the expected timing of the completion of the transaction. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements often contain words such as “may,” “can,” “could,” “would,” “should,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “believes,” “seeks,” “will,” “is likely to,” “scheduled,” “positioned to,” “continue,” “forecast,” “aim,” “goal,” “target,” “predicting,” “projection,” “potential” or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements may include references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results, events or transactions of Essendant or Staples and the expected timing of the tender offer and other statements that are not strictly historical in nature. These forward-looking statements are based on management’s current expectations, forecasts and assumptions, including the planned completion of the tender offer, and could ultimately prove inaccurate. This means the forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: uncertainties as to the timing of the tender offer and the merger; the occurrence of events that may give rise to a right of one or both of Essendant and Staples to terminate the Merger Agreement; the risk that, prior to the completion of the transaction, Essendant’s business and its relationships with employees, customers, vendors and other business partners could experience significant disruption due to transaction-related uncertainty; the risk that stockholder litigation in connection with the tender offer or the merger may result in significant costs of defense, indemnification and liability; risks associated with transaction-related litigation; the ability of Essendant to retain and hire key personnel; and the risks and uncertainties pertaining to Essendant’s business, including those detailed under “Risk Factors” and elsewhere in Essendant’s public periodic filings with the SEC. There can be no assurance that the proposed acquisition of Essendant by Staples or any other transaction described above will in fact be consummated in the manner described or at all. Stockholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, please see the statements and reports on Forms 10-K, 10-Q and 8-K, Schedule TO and Schedule 14D-9 filed with or furnished to the SEC by Essendant, Staples, Egg Parent or Egg Merger Sub and other written statements made by Essendant and Staples from time to time. The forward-looking information herein is given as of this date only and is qualified in its entirety by this cautionary statement, and Essendant and Staples undertake no obligation to revise or update it.

Contacts

For Essendant:

Janet Zelenka – Senior Vice President and CFO – (847) 627-7000

Ryon Wharton – Vice President Finance and Investor Relations – (847) 627-2900

For Staples:

Investors:

D.F. King & Co., Inc.

Edward McCarthy / Kristian Klein, (212) 269-5550

Media:

Gladstone Place Partners

Michael Flaherty, (212) 230-5930